UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to ?40.14a-12

                           HIRSCH INTERNATIONAL CORP.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:



                           HIRSCH INTERNATIONAL CORP.
                            (a Delaware corporation)

                              NOTICE OF 2004 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                     HELD AT 10:00 A.M. ON SEPTEMBER 8, 2004

To the Stockholders of HIRSCH INTERNATIONAL CORP.:

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of HIRSCH INTERNATIONAL CORP. (the "Company") will be held on September 8, 2004, at 10:00 A.M. at the offices of Ruskin Moscou Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190 for the following purposes:

     1.   to elect four directors;

     2.   to approve the Company's 2004 Non-Employee Director Stock Option Plan;

     3. to ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending January 31, 2005; and

     4. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed August 4, 2004 at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from August 9, 2004 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                              By Order of the Board of Directors

                                              /s/ Beverly Eichel

                                              Beverly Eichel, Secretary
Hauppauge, New York
August 8, 2004






                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788
                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

                       2004 ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 10:00 A.M. ON SEPTEMBER 8, 2004

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HIRSCH INTERNATIONAL CORP. (the "Company") of proxies to be voted at the 2004 Annual Meeting of Stockholders and any adjournment or postponement thereof (the "Meeting") to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. The Board of Directors has set August 4, 2004, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had 5,663,611 shares of Class A Common Stock and 2,668,139 shares of Class B Common Stock outstanding. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy or other written communication with the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

     (1)  the election of the persons listed herein as directors of the Company;

     (2) the approval of the Company's 2004 Non-Employee Director Stock Option Plan;

     (3) the ratification of the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending January 31, 2005; and

     (4) the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, the proxy will be voted in favor of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, estimated at $20,000 which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2004 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     In voting at the Meeting, each stockholder of record on the Record Date of either Class A or Class B Common Stock will be entitled to one vote on all matters other than the election of directors. With respect to the election of directors, the holders of the Class B Common Stock will elect two of the directors ("Class B directors"), and the holders of Class A Common Stock will elect two of the directors ("Class A directors"). Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. To vote for the Class A directors, holders of a majority of the outstanding shares of Class A Common Stock must be represented in person or by proxy in order to achieve a quorum. To vote for the Class B directors, holders of a majority of the outstanding shares of Class B Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy
Statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report to Stockholders are being mailed to stockholders on or about August 9, 2004.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY.


                            1. ELECTION OF DIRECTORS

     Four directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

     There are four nominees for the seven Board of Director positions as fixed by the Board of Directors, which will result in three vacancies on the Board of Directors. Two of the Company's former directors, Ronald Krasnitz and Paul Levine, both of whom were employee directors, resigned as of January 31 and March 31, 2004, respectively. The third director, Herbert Gardner, an `independent' director (as such term is defined in Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc. listing standards) resigned effective June 24, 2004. The Company is actively seeking an `independent' individual to fill this vacancy which will be filled in accordance with the by-laws of the Company. Of the persons named below, who currently constitute the entire Board of Directors, Mr. Broitman and Ms. Domuracki have been nominated for election as Class A directors and Messrs. Arnberg and Gallagher have been nominated for election as Class B directors. The persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of Mr. Broitman and Ms. Domuracki as Class A directors and for the election of Messrs. Arnberg and Gallagher as Class B directors unless authority is withheld.

                  o        Henry Arnberg - Class B Director
                  o        Marvin Broitman - Class A Director
                  o        Mary Ann Domuracki - Class A Director
                  o        Paul Gallagher - Class B Director

     Management believes that each nominee will be able to serve as a director of the Company. All of the nominees have consented to serve as directors if elected. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors determines.

Recommendation and Vote Required

     The Board of Directors recommends a vote "for" each of the nominees listed above. Each of the nominees for Class A Directors and Class B Directors shall be elected by a plurality of votes cast at the meeting by the holders of the Company's Class A Common Stock and Class B Common Stock, respectively.



Information Regarding Executive Officers and Directors

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold with the Company:

                Name                       Age                                Position
                ----                       ---                                --------
Henry Arnberg.......................       61        Chairman of the Board of Directors and Chief Executive Officer
Paul Gallagher......................       54        President, Chief Operating Officer and Director
Beverly Eichel......................       46        Vice President - Finance and Administration, Chief Financial
                                                     Officer and Secretary
Marvin Broitman.....................       65        Director
Mary Ann Domuracki .................       48        Director
Howard Arnberg .....................       34        President of Hometown Threads, LLC

     Henry Arnberg, has been Chief Executive Officer of the Company since 1970, held the position of Chairman of the Board of the Board of Directors since 1980 and also served as President of the Company until December 1998. Mr. Arnberg received a Bachelor of Science in Accounting from the University of Bridgeport in 1965 and an MBA in Finance and Management from the Adelphi University in 1971.

     Paul Gallagher, joined the Company as its Chief Operating Officer in September 2001. In early 2003, Mr. Gallagher was also appointed the Company's President as well as a director. Prior thereto, Mr. Gallagher was employed by Cornerstone Group Inc., a consulting firm focused on corporate turnarounds and restructurings, as well as mergers and acquisitions. Mr. Gallagher received a Bachelor of Science from the University of Cincinnati in 1976 and an MBA from Xavier University in 1978.

     Beverly Eichel, has been Vice President of Finance and Administration and Chief Financial Officer of the Company since February 1, 2002. Ms. Eichel has also served as the Company's Secretary since October 2002. Prior thereto, she was Executive Vice President and Chief Financial Officer of Donnkenny, Inc. from October 1998 to June 2001. From June 1992 to September 1998, Ms. Eichel served as Executive Vice President and Chief Financial Officer of Danskin, Inc. and had been its Corporate Controller from October 1987 to June 1992. Ms. Eichel is a Certified Public Accountant in the State of New York. Ms. Eichel received a Bachelor of Science in Accounting from the University of Maryland in 1980.

     Marvin Broitman, director of the Company since April 1994, is currently Vice President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery since 1968. Mr. Broitman received a Bachelor of Electrical Engineering degree from City College in 1961 and an MBA from the Harvard Business School in 1968. Mr. Broitman serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Mary Ann Domuracki, director of the Company since September 2001, currently has been managing Director of Restructuring at Financo, Inc. since September 2001. Ms. Domuracki has more than 25 years experience of accounting, advisory and operating management services. Her industry experience includes, senior management positions as President of Danskin, Inc., Executive Vice President of Administration and Finance of Kasper A.S.L., and most recently, Executive Vice President and Chief Financial Officer of Pegasus Apparel Group, Inc. Ms. Domuracki is a CPA and a member of the AICPA, and has a Bachelor of Business Administration from the Pennsylvania State University with a concentration in Accounting. Ms. Domuracki serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Howard Arnberg, has been employed by the Company since 1995, serving in various operational roles. Mr. Arnberg served as the Company's Vice President - New Business Development and currently serves as the President of Hometown Threads, LLC. Mr. Arnberg earned a Bachelor of Science in Business Administration from the University of Florida at Gainesville in 1991 and a Juris Doctor from Brooklyn Law School in 1994. He is a member of the New York State Bar Association and the American Bar Association. Mr. Arnberg is the son of Henry Arnberg, the Company's Chairman and Chief Executive Officer.

         All Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     The Company's By-Laws provide that the Company shall indemnify each Director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for such insurance is approximately $200,000, all of which is paid by the Company. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

Relationships Among Directors or Executive Officers

     Howard Arnberg, the President of Hometown Threads, LLC, is the son of Henry Arnberg, the Company's Chairman of the Board and Chief Executive Officer.

Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. Each member of the Audit Committee as determined by the Board is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, as applicable and as may be modified or supplemented. MaryAnn Domuracki, a member of the Audit Committee, is a financial expert within the meaning of Item 401(h)(2) of Regulation S-K privileged under the Act. The Audit Committee Charter is annexed hereto as Exhibit A.

     The Company does not have a Nominating Committee. The view of the Board of Directors is that it is appropriate for the Company not to have such a committee as each member of the Board participates in the consideration of the nominee. Of the four current Board members, two are "independent" under the existing standards of NASDAQ SmallCap Market issuers. The Board generally relies on its network of industry and professional contacts in connection with identifying potential Board members. The Board will only consider nominess that have the requisite industry or financial experience to be able to advise and direct senior management in the Company's operations. At a minimum, each nominee: (i) must be prepared to represent the best interest of all of the Company's shareholders, (ii) must be an individual who has demonstrated integrity and ethics in his/her personal and professional field and has established a record of professional accomplishment in his/her chosen field, (iii) must not have (and his/her family members must not have) any material personal, financial or professional interest in any present or potential competitor of the Company; and
(iv) must be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and not have other personal or professional commitments that would interfere or limit his or her ability to do so.

     Mr. Broitman and Ms. Domuracki serve on the Compensation Committee, the Audit Committee, and on the Stock Option Committee. The Company is actively seeking an additional independent director who will be appointed to the Board in accordance with the by-laws of the Company. It is anticipated that this individual would serve on the Audit Committee, Compensation Committee and Stock Option Committee. The function of the Compensation Committee is to determine and to make recommendations to the Board regarding the compensation of the Company's executives. The Stock Option Committee administers the Company's stock option plans and awards stock options.

         The Board of Directors met on seven (7) occasions and acted five (5) times by unanimous written consent during the last fiscal year. Each of the Stock Option Committee and Compensation Committee held one (1) meeting during the fiscal year and did not act by written unanimous consent.

Audit Committee Report

     The current members of the Audit Committee are Marvin Broitman and Mary Ann Domuracki. The Audit Committee held seven (7) meetings either in person or telephonically and did not act by unanimous written consent during the fiscal year ended January 31, 2004. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Audit Committee meets with the outside auditors on a quarterly basis to review the quarterly filings with the SEC on Form 10-Q and Form 10-K, in accordance with current regulatory requirements. The Audit Committee has adopted and has complied with its charter in accordance with current regulatory requirements.

     In fulfilling its responsibilities for the year ended January 31, 2004, the Audit Committee:

     o Reviewed and discussed the audited financial statements for the year ended January 31, 2004 with management and BDO Seidman, LLP, the Company's independent accountants; as appropriate, the Audit Committee reviews, evaluates and discusses with the Company's management, internal financial and accounting personnel and the independent accountants, the following:

     o The plan for, and the independent accountants' report on the Company's financial statements;

     o The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

     o    Management's   selection,   application  and  disclosure  of  critical
          accounting policies;

     o Changes in the Company's accounting practices, principles, controls or methodologies;

     o Significant developments or changes in accounting rules applicable to the Company; and

     o The adequacy of the Company's internal controls and accounting and financial personnel.

     o Discussed with BDO Seidman, LLP the matters required to be discussed by SAS 61. This guidance requires the Company's independent auditors discuss with the Audit Committee, and other communication requirements specified under rules and regulations of the SEC, ISB and NASDAQ, among other things, the following:

     o    Methods to account for significant unusual transactions;

     o The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     o The process used by management in formulating particularly sensitive accounting estimates and basis for the auditor's conclusions regarding the reasonableness of those estimates; and

     o Disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent auditor's provision of the other, non-audit related services to the Company, which are referred to in "Independent Auditor's Fees" below, is compatible with maintaining such auditor's independence.

     During the year, the Audit Committee also considered several other matters in conjunction with management and with the Company's auditors. These included:

     o Implications of the Sarbanes-Oxley legislation and the adequacy of the Company's control and disclosure policies and procedures in light of this legislation;

     o Implications of new accounting standards for the Company's financial statements. This included, but was not limited to new guidelines around the use of pro forma or non-GAAP financial measures;

     o The issue of impairment of tangible assets and the need to perform periodic impairment tests to determine whether any intangible assets being carried on the balance sheet are impaired.

     Based on the Audit Committee's review of the audited financial statements, the representations and information provided by management and the independent auditors and discussions with management and BDO Seidman, LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE:

                          Mary Ann Domuracki (Chairman)
                                 Marvin Broitman

Security Holder Communications with Board of Directors

     Security holders wishing to communicate directly with the Company's Board of Directors or specific members of the Board may direct their communications to: Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, NY 11788, to the attention of the appropriate individual(s).

Director's Compensation

     Directors who are employees of the Company or its subsidiaries receive no compensation, as such, for service as members of the Board other than reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company or its subsidiaries receive an annual directors' fee of $6,000 plus $1,250 for each board or stockholder's meeting attended and $1,000 for each meeting of an executive committee of the Board attended, and are reimbursed for expenses incurred in attending such meetings. In addition, all non-employee directors participate in the Company's 1994 Non-Employee Director Stock Option Plan. In fiscal 2002, the Board approved the issuance of 50,000 warrants to each of two independent directors for services rendered to the Company. The warrants had an exercise price of $.50 per share, which was the fair market value on the date of grant. The directors were also granted certain registration rights associated with the warrants. In fiscal 2004, each of the Company's independent directors received 10,000 options under the Company's 1994 Non-Employee Stock Option Plan. The options have an exercise price of $.92 per share, which was the fair market value as of the date of the grant.

Executive Compensation

     The following table sets forth the compensation earned during the three fiscal years ended January 31, 2004, 2003 and 2002 by the Company's Chief Executive Officer and by the four most highly paid Company's Executive Officers whose total compensation for such periods exceeded $100,000 (the "Named Executives"):




SUMMARY COMPENSATION TABLE
--------------------------

                                                                                                         Long-Term
                                                                Annual Compensation                  Compensation Awards
                                                                -------------------                  -------------------

                                                                          Other                       All
Name and                                                                 Annual                      Other
Principal Position                 Fiscal Year     Salary     Bonus    Compensation     Options   Compensation
------------------                 -----------     ------     -----    ------------     -------   ------------

Henry Arnberg                          2004      $250,000       -          $  2,060           -         -
     Chairman of the Board             2003      $279,166       -          $  2,060           -         -
     of Directors and Chief            2002      $278,462       -          $  2,031           -         -
     Executive Officer


Paul Levine                            2004      $250,000       -          $  3,532           -         -
     Vice-Chairman of the              2003      $279,166       -          $  3,532           -         -
     Board of Directors and            2002      $278,462       -          $  3,427           -         -
     Chief Executive Officer
     of Hometown Threads, LLC


Paul Gallagher                         2004      $300,000   $140,000(3)    $  3,675           -         -
     President, Chief                  2003      $300,000   $ 75,000       $  3,675     300,000         -
     Operating Officer and             2002      $125,000       -             -         100,000         -
     Director


Beverly Eichel                         2004      $250,000   $82,500(3)     $  9,000           -         -
     Vice President - Finance,         2003      $235,000   $35,250        $  9,000     168,000         -
     Chief Financial Officer           2002            -        -             -          50,000         -
     and Secretary


Howard Arnberg                         2004      $170,000   $23,375(2)       $7,200           -         -
     President of Hometown             2003      $169,438   $19,125(1)       $7,200      72,900         -
     Threads, LLC                      2002      $153,635       -            $7,200           -          -

     (1) Bonuses were earned in fiscal 2002 but paid in fiscal 2003

     (2) Bonuses were earned in fiscal 2003 but paid in fiscal 2004

     (3) Bonuses were earned in fiscal 2004 but paid in fiscal 2005

Stock Options

     There were no stock options granted to the Named Executives during fiscal 2004

Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended January 31, 2004 the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of January 31, 2004.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values
                        ---------------------------------

                                                                                                    Value of
                                                                          Number of                Unexercised
                                                                         Unexercised              In-the-Money
                                                                           Options                 Options at
                                                                   At Fiscal Year End (#)      Fiscal Year End ($)

                           Shares Acquired      Value Realized          Exercisable/              Exercisable/
        Name               on Exercise (#)             $                Unexercisable            Unexercisable
        ----               ---------------      --------------          -------------            -------------
Henry Arnberg                    0                     $0                   0/0                      $ 0/0
Paul Gallagher                   0                     $0             192,000/208,000              $ 0/56,250
Beverly Eichel                   0                     $0             101,000/117,000              $ 0/31,500
Howard Arnberg                   0                     $0              34,300/38,600               $ 0/21,055

Stock Option Plans

     The Company maintains two stock option plans pursuant to which options to purchase an aggregate of 1,984,375 shares of Class A Common Stock may be granted.

     1993 Stock Option Plan. The 1993 Stock Option Plan was adopted by the Board of Directors in December 1993 and was approved by the stockholders of the Company in July 1994 (the "1993 Plan"). The 1993 Plan, as amended, currently has 1,750,000 shares of Class A Common Stock reserved for issuance upon exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified options. ISOs may be granted under the 1993 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1993 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to give them a greater personal interest in the success of the Company. The 1993 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1993 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options. Options granted under the 1993 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1993 Plan terminated in December 2003; however, options granted under the 1993 Plan will expire not more than five years from the date of grant. Options granted under the 1993 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     1994 Non-Employee Director Stock Option Plan. The 1994 Non-Employee Director Stock Option Plan, as amended, (the "Directors Plan") was adopted by the Board of Directors in September 1994 and was approved by the stockholders of the Company in June 1995. The Directors Plan has 234,375 shares of Class A Common Stock reserved for issuance. Pursuant to the current terms of the Directors Plan, each independent unaffiliated Director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 10,000 shares of Class A Common Stock upon their election to the Board of Directors; and (ii) a non-qualified option to purchase 10,000 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33 1/3% each on the first, second and third anniversary of the date of grant. Options granted under the Directors Plan are generally not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option immediately terminates and becomes void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option. This plan has expired.

     2003 Stock Option Plan. The 2003 Plan was adopted by the Board of Directors in May 2003 and was approved by the stockholders of the Company in July 2003 (the "2003 Plan"). The 2003 Plan currently has 750,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the 2003 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock.

     The purpose of the 2003 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 2003 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 2003 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 2003 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 2003 Plan will terminate in December, 2013 which means no options may be granted after such date. Options granted under the 2003 Plan will expire not more than five years from the date of grant; however, any options outstanding on the termination date of the 2003 Plan will continue until they expire by their terms. Options granted under the 2003 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     2004 Non-Employee Director Stock Option Plan (proposed - see below). The 2004 Plan was adopted by the Board of Directors in August 2004. The 2004 Plan, as proposed, reserves 148,042 shares of Class A Common Stock for issuance to the Company's independent and unaffiliated directors. Pursuant to the terms of the 2004 Plan, as proposed each independent and unaffiliated director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 10,000 shares of Class A Common Stock upon their initial election or appointment to the Board of Directors; and (ii) a non-qualified option to purchase 10,000 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election or appointment to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33 1/3% each on the first, second and third anniversary of the date of grant. Options granted under the 2004 Plan would generally not be transferable during an optionee's lifetime but would be transferable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option would immediately terminate and become void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.


Stock Performance Graph/Table

     The Company believes that it is the only publicly-held firm in the embroidery equipment industry, and therefore does not believe that it can reasonably identify an embroidery industry-based peer group. The Company has elected to define a peer group based on a group of six industrial distributors, trading in similar SIC Codes, with relatively low market capitalization for a benchmark. The following graph and table compares the change in the cumulative total stockholder return for the five-year period beginning on January 31, 2000, and ending on January 31, 2004, based upon the market price of the Company's Class A Common Stock, with the cumulative total return of the NASDAQ Composite Index and the defined Peer Group. The Peer Group includes the following companies: Lancer Corp.; Quipp Inc.; Paul Mueller Company; Oilgear Company; and Key Technology Inc. The graph assumes a $100 investment on January 31, 2000 in each of the indices and the reinvestment of any and all dividends.

                                [GRAPHIC OMITTED]


 Comparison of Five-Year Cumulative Total Return Among Hirsch International Corp.,
 NASDAQ Composite Index and an Industry-based Market Capitalization-Based Peer Group

                                       1/31/00    1/31/01    1/31/02    1/31/03    1/31/04
                                       -------    -------    -------    -------    -------
Hirsch International Corp.              $100        $77        $38        $32       $172

NASDAQ Composite Index                   100        70         49         34         52

Peer Group                               100        115        86         91         122


Employment Agreements

         Paul Gallagher

     As of September 11, 2001, Mr. Gallagher entered into a three-year employment agreement to serve as the Company's President, Chief Operating Officer and a director.

     Mr. Gallagher's employment agreement provides for the payment of an annual base salary of $300,000. In December, 2002 the Compensation Committee approved an amendment to the employment agreement to provide for annual bonus payments as follows: $75,000 for fiscal year 2003 and for each of fiscal 2004 and fiscal 2005, a minimum bonus payment of 50% of Mr. Gallagher's annual base salary, provided the Company achieves a pre-tax profit of between $400,000 and $2,999,999. Additional incremental increases in the bonus payment can be earned based upon the achievement of a pre-tax profit in excess of $3,000,000 up to a maximum additional bonus payment of 50% of annual base salary. In addition, the employment agreement provides for the reimbursement of certain business expenses, the provision of health insurance and the use of a Company automobile.

     The agreement requires Mr. Gallagher to devote his entire business time and attention to the Company and provides for termination upon his death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any twelve (12) month period), or for cause (as defined in the Gallagher Agreement).

     In the event the Company terminates the employment agreement other than for cause or materially breaches its obligations there under, Mr. Gallagher is entitled to receive payment of his salary for up to six months plus a pro-rata of his bonus payment that would have become due. The employment agreement also provides that Mr. Gallagher shall not compete with the Company during the term of the agreement and for a period of two (2) years thereafter. There is no change of control provision contained in the employment agreement.

     In addition, in connection with the execution of the employment agreement, Mr. Gallagher also received options to purchase 100,000 shares of the Company's Class A Common Stock.


Beverly Eichel

     As of February 1, 2004, Ms. Eichel entered into a two-year employment agreement to serve as the Company's Vice-President-Finance, Chief Financial Officer and Secretary.

     Ms. Eichel's employment agreement provides for the payment of an annual salary of $265,000. The employment agreement provides for annual bonus payments as follows: 35% of annual Base Compensation for the achievement of a minimum target level pre-tax profit, 70% of annual Base Compensation for the achievement of a "stretch" target level pre-tax profit set by the Board. If pre-tax profit is greater than minimum target level but less than stretch target level, the bonus payment shall be equal to the percentage of base compensation (greater than 35% but less than 70%) which is directly proportional to the amount pre-tax profits exceed the minimum target level over the difference between the stretch target level and the minimum target level. In addition, Ms. Eichel's employment agreement provides for the reimbursement of business expenses including an automobile and cellular phone allowance, the provision of health insurance and related benefits.

     The agreement requires Ms. Eichel to devote her entire business time and attention to the Company and provides for termination upon her death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for cause (as defined in the employment agreement). The employment agreement also provides that Ms. Eichel shall not compete with the Company during the term of the agreement and for a period of two (2) years thereafter. There is no change of control provision contained in the employment agreement.

     The agreement also grants Mrs. Eichel the right to participate in the Company's 2003 Stock Option Plan upon the terms and conditions and the the extent determined by the Board of Directors.


Howard Arnberg

     As of February 1, 2002, Mr. Arnberg entered into a two-year employment agreement to serve as President of Hometown Threads, LLC ("Hometown Threads").

     Mr. Arnberg's employment agreement provides for the payment of an annual base salary of $170,000. In addition, Mr. Arnberg is entitled to receive certain quarterly and annual performance based bonus and incentive payments. Mr.
Arnberg's employment agreement provides for the reimbursement of business expenses (including up to $25,000 in relocation expenses), an automobile and cellular phone allowance, the provision of health insurance and related benefits and a relocation package.

     The agreement requires Mr. Arnberg to devote his entire business time and attention to the Company and provides for termination upon his death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) moth period), or for cause (as defined in the employment agreement). The employment agreement also provides that Mr. Arnberg shall not compete with the Company during the term of the agreement and for a period of one (1) year thereafter.

     The agreement further states a change of control provision which is triggered upon the sale or change in control of Hometown Threads, as well as a severance provision which entitles Mr. Arnberg to the payment of an amount equal to six (6) months base annual salary plus a pro-rata of his bonus if his employment is terminated other than for cause or if the Company materially breaches the terms of the employment agreement provided that if such termination or material breach occurs within two (2) years following Mr. Arnberg's relocation to the State of Florida, he shall be entitled to his base annual salary for a twelve (12) month period.

     In addition, in connection with the execution of the employment agreement, Mr. Arnberg received options to purchase 20,000 shares of the Company's Class A Common Stock. This agreement has expired.

401(k) Plan

     The Company sponsors a voluntary contribution plan qualified under Section 401(k) of the Code (the "401(k) Plan"). Employees of the Company who have attained the age of 21 and who complete one year of continuous service are eligible to participate in the 401(k) Plan. Effective August 1, 2004 the continuous service eligibility requirement was reduced to six months. Under the 401(k) Plan, an employee may elect to contribute annually on a pre-tax basis to a retirement account a specified percentage of his or her compensation. Each employee is fully vested at all times with respect to his or her contributions. Within certain limits prescribed by the 401(k) Plan and applicable law, the Board of Directors may authorize discretionary matching contributions by the Company up to a maximum of two percent of an eligible employee's annual compensation. The Company elected not to make a matching contribution for the fiscal years ended January 31, 2004, 2003 and 2002, respectively.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company's Compensation Committee of the Board of Directors consists of Marvin Broitman and Mary Ann Domuracki, both of which are independent outside directors of the Company. The Compensation Committee's primary responsibility is for reviewing the Company's compensation practices for executive officers and key employees.

     The Compensation Committee has furnished the following report on executive compensation.

Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two independent outside directors of the Company.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies in a manner consistent and supportive of overall Company objectives and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

     (1) reward executives for strategic management, the achievement of key business objectives and enhancement of stockholder value;

     (2)  reflect each executive's success at resolving key operational issues;

     (3)  facilitate both the short-term and long-term planning process; and

     (4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of (i) a fixed base salary, (ii) performance-related annual bonus awards and (iii) long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which in the aggregate provide a level of compensation the committee believes is approximately equal to those provided by comparatively sized and managed companies.

     In reviewing the Company and executives' performance, the Committee takes into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow. The Committee has received outside guidance from compensation consultants in its efforts to have comparability and fairness in their determinations.

Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program generally ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Those executives not signatory to an employment agreement are able to earn a percentage of their base salary as a performance-related bonus. Where there is an employment agreement, an executive may earn a percentage of their base salary based upon the entity's pre-tax profits as a performance-related bonus. The bonuses paid during fiscal 2004 relate to such employment agreements, as amended, with Paul Gallagher the Company's President and Chief Operating Officer and Beverly Eichel, its Vice President - Finance, Chief Financial Officer and Secretary.

Long-Term Incentives

     In  order  to  align  long-term   executive   compensation  with  long-term
stockholder value improvements, the Committee has from time to time awarded stock option grants to executives of the Company in recognition of the value of these grants in motivating long-term strategic decision making. The Company's long-term performance ultimately determines compensation from stock options because stock option value is entirely dependent on the long-term growth of the Company's Common Stock price. During the fiscal year ended January 31, 2004, no stock options were granted to the Company's senior executive officers.


Chief Executive Officer

     Mr. Arnberg's base salary and long-term incentive compensation are determined by the Compensation Committee, based upon the same factors as those used by the Compensation Committee for executives in general. Effective September 1, 2002, Mr. Arnberg agreed to a voluntary reduction of his annual base salary from $300,000 to $250,000.

     In addition to his base salary, Mr. Arnberg is eligible to participate in the short-term and long-term incentive programs outlined above for the other Named Executives. Mr. Arnberg did not receive a short-term incentive bonus payment or any long-term incentive stock options from the Company for fiscal 2004.


                             COMPENSATION COMMITTEE:

                          Marvin Broitman (Chairperson)
                               Mary Ann Domuracki

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of July 30, 2004, by (i) each person who owns more than 5% of the outstanding shares of Class A and Class B Common Stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group:

                                                                           Amount and Nature of            Percent
Name and Address of Beneficial Owner (1)     Title of Class (2)            Beneficial Ownership            of Class
----------------------------------------     ------------------            --------------------            --------


Henry Arnberg...................             Class A                       13,158                            *
                                             Class B                       1,368,578 (3)                     51.3%

Paul Levine....................              Class A                       -                                 -
                                             Class B                       1,099,621 (4)                     41.2%

Marvin Broitman................              Class A                       80,104 (5)                        1.4%
                                             Class B                       -                                 -

Mary Ann Domuracki.............              Class A                       26,666 (6)                        *
                                             Class B                       -                                 -

Paul Gallagher.................              Class A                       578,332 (7)                       9.7%
                                             Class B                       -                                 -

Beverly Eichel.................              Class A                       182,666 (8)                       3.1%
                                             Class B                       -                                 -

Howard Arnberg.................              Class A                       51,200 (9)                        *
                                             Class B                       25,000                            *

All  Officers  and  Directors as a group
(six persons)                                Class A                       932,126                           14.9%
                                             Class B                       1,393,578                         52.2%


*    Less than one percent

(1) All addresses are c/o Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

(2) The Company's outstanding Common Stock consists of two classes. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are substantially identical except that two-thirds of the directors of the Company will be elected by Messrs. Arnberg and Levine, the holders of most of the Class B Common Stock, as long as the number of outstanding Shares of Class B Common Stock equals or exceeds 400,000 shares.

(3) Includes 968,518 shares of Class B Common Stock held by an estate planning entity for the benefit of Mr. Arnberg's children. Mr. Arnberg exercises voting control over these shares.

(4) Includes 100,000 shares of Class B Common Stock owned by his wife and 100,000 shares of Class B Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership.

(5) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.96 and 11,666 shares of Class A Common Stock at an exercise price of $0.27 and 6,666 shares of Class A Common Stock at an exercise price of $0.92 per share. Also includes warrants to purchase 50,000 shares of Class A Common Stock at $0.50 per share. Does not include options to purchase 834 shares of Class A Common Stock at an exercise price of $0.27 and options to purchase 3,334 shares of Class A Common Stock at an exercise price of $0.92 per share.

(6) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.89; 10,000 shares of Class A Common Stock at an exercise price of $0.27 and 6,666 shares of Class A Common Stock at an exercise price of $0.92 per share. Does not include options to 3,334 shares of Class A Common Stock at an exercise price of $0.92 per share.

(7) Includes options to purchase 100,000 and 183,332 shares of Class A Common Stock at an exercise price of $0.95 and $0.27 per share respectively. Does not include options to purchase 116,668 shares of Class A Common Stock at an exercise price of $0.27 per share.

(8) Includes options to purchase 50,000 and 102,666 shares of Class A Common Stock at an exercise price of $0.52 and $0.27 per share respectively. Does not include options to purchase 65,334 shares of Class A Common Stock at an exercise price of $0.27 per share.

(9) Includes options to purchase 20,000 shares of Class A Common Stock at an exercise price of $1.00 per share, options to purchase 13,334 shares of Class A Common Stock at $0.52 per share and options to purchase 15,266 shares of Class A Common Stock at an exercise price of $0.27 per share. Does not include options to purchase 10,000 shares of Class A Common Stock at an exercise price of $1.00 per share, options to purchase 6,666 shares of Class A Common Stock at an exercise price of $0.52 per share and options to purchase 7,634 shares of Class A Common Stock at an exercise price of $0.27 per share.

     The Company is unaware of any arrangements that may result in a change in control of the Company.


Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive, officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended January 31, 2004, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.

Certain Relationships and Related Transactions

     Effective October 31, 2002, the Company completed the sale of all of the outstanding equity interests in its Pulse Microsystems Ltd. subsidiary ("Pulse") to an entity affiliated with Tas Tsonis, a former director of the Company and Chief Executive Officer of Pulse, and Brian Goldberg, a former Vice President of the Company and President of Pulse. The consideration received by the Company was approximately equal to Pulse's net asset value. The terms of the transaction were the product of an extensive arms-length negotiation between Management and the purchaser and were approved by the Board of Directors after presentation by and consultation with Management. Management and the Board believe that the consideration received by the Company for the transferred equity interests to be within a range of value that was fair to the Company.

     The Company executed an Purchase and Sale Agreement with Tajima Industries, Ltd. ("Tajima") and the Company's Tajima USA, Inc. subsidiary ("TUI") pursuant to which the Company sold and Tajima purchased all of the common stock (the "Shares") owned by the Company, constituting a 55% equity interest, in TUI, upon the terms and conditions set forth in the Purchase and Sale Agreement. The sale was effective as of January 31, 2004. Upon the consummation of the sale, Tajima owned 100% of TUI.

     The purchase price (the "Purchase Price") for the Shares was equal to the Book Value (as defined in the Agreement), calculated in accordance with generally accepted accounting principles. At the closing, Tajima paid the Company the sum of $500,000 (the "Initial Payment") in partial payment of the Purchase Price. The remaining balance due on the Purchase Price was determined on April 30, 2004, and was paid promptly thereafter in accordance with the terms of the Agreement.

     In addition, the Company agreed to repay TUI the sum of $7,182,002, representing amounts owed by the Company to TUI as of January 31, 2004 (the "Net Intercompany Payable"). The Net Intercompany Payable shall be paid as follows:

     (a) the Initial Payment ($500,000) was paid by Tajima to TUI on behalf of the Company

     (b) assignment by the Company to TUI of its right to receive the sum of $2,200,000 from Tajima upon payment of the balance due on the Purchase Price, and

     (c) the payment by the Company of the sum of $4,482,000 in five (5) equal monthly installments of $735,167 each and a sixth payment of $806,165, commencing February 29,2004 and continuing through and including July 31, 2004.

     Prior to the enactment of Sarbanes-Oxley legislation, the Company advanced approximately $496,000 for premiums on split dollar life insurance for Henry Arnberg, the Company's Chairman and Chief Executive Officer and Paul Levine, the Vice-Chairman of the Board and Chief Executive Officer of Hometown Threads, LLC. The spouse of each Messrs. Arnberg and Levine are the beneficiaries of these respective policies. These advances are collateralized by the cash surrender value of the policies, which totaled in the aggregate approximately $681,000 at January 31, 2004 for both policies. The premiums for these policies are currently being paid out of the accumulated dividends for the policies.

     Howard Arnberg, the President of Hometown Threads, LLC ("Hometown Threads") and the son of Henry Arnberg, the Company's Chairman of the Board and Chief Executive Officer entered into a two-year employment agreement, as amended, with the Company and Hometown Threads, commencing February 1, 2002. The employment agreement provides for the payment to Mr. Arnberg of an annual base salary of $170,000. In addition, Mr. Arnberg is entitled to receive certain quarterly and annual performance based bonus and incentive payments. Mr. Arnberg's employment agreement provides for the reimbursement of business expenses (including up to $25,000 in relocation expenses), an automobile and cellular phone allowance, the provision of health insurance and related benefits and a relocation package. The employment agreement requires Mr. Arnberg to devote his entire business time and attention to the Company and provides for termination upon his death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for cause (as defined in the employment agreement). The employment agreement also provides that Mr. Arnberg shall not compete with the Company during the term of the agreement and for a period of one (1) year thereafter. The employment agreement contains a change of control provision which is triggered upon the sale or change in control of Hometown Threads, as well as a severance provision which entitles Mr. Arnberg to the payment of an amount equal to six (6) months base annual salary plus a pro-rata portion of his bonus if his employment is terminated other than for cause or if the Company materially breaches the terms of the employment agreement provided that if such termination or material breach occurs within two
(2) years following Mr. Arnberg's relocation to the State of Florida, he shall be entitled to his base annual salary for a twelve (12) month period. Mr. Arnberg also received options to purchase 20,000 shares of the Company's Class A Common Stock. This agreement has expired.

     Marc Arnberg, the son of Henry Arnberg, the Company's Chairman of the Board and Chief Executive Officer, is employed by the Company as the Product Director. Mr. Arnberg receives a base salary as well as the opportunity to earn a performance based bonus based on criteria established by management for employees of a similar level of responsibility.

     Henry Arnberg, the Company's Chairman of the Board and Chief Executive Officer, together with his wife and Paul Levine, the Company's Vice Chairman of the Board and President of Hometown Threads, LLC, had owned a travel agency which had been located on the premises of the Company's corporate headquarters in Hauppauge, New York. The Company would pay this entity customary fees for any travel and related services provided to the Company. During fiscal 2004, this entity closed its business.

           2. APPROVAL OF 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     At the Meeting, the Company's stockholders will be asked to approve the terms of the Company's 2004 Non-Employee Director Stock Option Plan (the "2004 Plan"). The 2004 Plan was adopted by the Board of Directors of the Company in August 2004.

     The Company's 1994 Non-Employee Director Stock Option Plan, which has 234,375 shares reserved for issuance, expired in August 2004. In the event a replacement plan is not adopted by the Company, the Company's independent and unaffiliated directors will not receive their automatic annual stock option grants on the date of the Company's Annual Meeting nor will newly appointed or elected independent and unaffiliated directors receive their initial grant of options to purchase 10,000 shares of Class A Common Stock. The Board believes that in light of the recent restructuring of the Company's business and operations and the additional demands and responsibilities which recent regulatory and legal changes have placed on its independent and unaffiliated directors, in order to enable the Company to continue to attract and retain independent and unaffiliated directors of the highest caliber, which the Board believes will be instrumental to the future success of the Company, and to continue to promote the well-being of the Company, it is in the best interests of the Company and its stockholders to provide to such persons, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has historically found that the grant of options has proven to be a valuable tool in attracting and retaining qualified independent and unaffiliated directors, who do not receive any payment for their services, other than the directors' fees described above (see above - "Directors Compensation"). The Board believes that such authority, in view of the factors described above and the impending expiration of the 1994 Plan, should be continued through the adoption of the 2004 Plan.

     As of July 30, 2004, the closing price of the Company's Class A Common Stock on the NASDAQ SmallCap Market was $ 0.93 per share.

     If the 2004 Plan is approved by the stockholders, additional options will be granted under the 2004 Plan, the timing, amounts and specific terms of which are described below. Such options are separate and apart from options granted pursuant to the 1994 Plan, which as of July 30, 2004 numbered approximately 83,333 outstanding.

         The following summary of the 2004 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2004 Plan, set forth as Exhibit "A" to this Proxy Statement.

Summary of the 2004 Plan

     2004 Non-Employee Director Stock Option Plan. The 2004 Plan was adopted by the Board of Directors in August 2004. The 2004 Plan, as proposed, reserves 148,042 shares of Class A Common Stock for issuance to the Company's independent and unaffiliated directors. Pursuant to the terms of the 2004 Plan, as proposed each independent and unaffiliated director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 10,000 shares of Class A Common Stock upon their initial election or appointment to the Board of Directors; and (ii) a non-qualified option to purchase 10,000 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election or appointment to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33 1/3% each on the first, second and third anniversary of the date of grant. Options granted under the 2004 Plan are generally not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option immediately terminates and becomes void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.

Certain Federal Income Tax Consequences of the 2004 Plan

     The following is a brief summary of the Federal income tax aspects of stock options to be granted under the 2004 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     The stock options granted pursuant to the 2004 Plan will be non-qualified stock options under the Internal Revue Code. Except as noted below, with respect to non-qualified stock options in general (i) upon grant of the option, the participant will recognize no income (and the Company will not be entitled to a deduction); (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

     The following table illustrates the benefits that will be received by or allocated to each of the following persons or groups under the terms of the 2004 Plan, as proposed had the 2004 Plan been in effect during the Company's last fiscal year:

New Plan Benefits

2004 Non-Employee Director Stock Option Plan

Name and Position              Dollar Value              Number of Options
-----------------              ------------              -----------------

Henry Arnberg                       $0                        0
Paul Gallagher                      $0                        0
Beverly Eichel                      $0                        0
Executive Group                     $0                        0
Non-Executive Director Group        (1)                       10,000 per director per year
Non-Executive Officer Group         $0                        0

(1) Exercise price of options granted would be fair market value of the Company's Class A Common Stock, which was $.92 per share, which was the closing price of the Class A Common Stock on the NASDAQ SmallCap Market on the date of the 2003 Annual Meeting.


Recommendation and Vote Required

     The Board of Directors recommends that the stockholders approve the adoption of the 2004 Plan. The vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting is required to adopt the 2004 Plan.



                            3. SELECTION OF AUDITORS

Services Provided by the Company's Auditors

     The following table sets forth the fees paid to BDO Seidman, LLP for professional services for each of the two fiscal years ended January 31, 2004 and 2003:

                                             2004                   2003
                                             ----                   ----
          Audit Fees                        $175,000               $154,000
          Audit-Related Fees                  29,000                 29,000
          Tax Fees                            55,000                 48,000
                                       ------------------     ------------------
                                            $259,000               $231,000
                                       ==================     ==================

     Audit fees include fees billed for (a) the audit of Hirsch International Corp. and its consolidated subsidiaries, (b) the review of quarterly financial information, (c) attendance at the annual stockholders' meeting and (d) the statutory audit for one subsidiary.

     Audit-Related Fees include fees billed for (a) consultation on accounting matters and (b) the audit of an employee benefit plan.

         Tax Fees include fees billed for the preparation of tax returns and consulting on tax examinations and planning matters.

     The Audit Committee negotiates the annual audit fee directly with the Company's independent auditors. The Audit Committee has also established pre-approved services for which the Company's management can engage the Company's independent auditors. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining BDO Seidman, LLP's independence. On a regular basis, all services under arrangements not in existence on May 6, 2003 were pre-approved by the Audit Committee.

     The Board of Directors recommends that the stockholders ratify the appointment of BDO Seidman LLP, independent auditors, which served as the Company's independent auditors for the fiscal year ended January 31, 2004, as independent auditors to audit the Company's Consolidated Financial Statements for the fiscal year ending January 31, 2005. A representative of BDO Seidman LLP is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the Consolidated Financial Statements of the Company for the year ended January 31, 2004.

Recommendation and Vote Required

     The Board of Directors recommends voting "for" the ratification and appointment of BDO Seidman, LLP. The affirmative vote of a majority of the holders of the Company's Common Stock present in person or represented by proxy at the Meeting is required for the adoption of the foregoing proposal.

                                4. OTHER BUSINESS

     The Board of Directors has no knowledge of any other business that may come before the Meeting and does not intend to present any other business. However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Class A Common Stock represented by the accompanying proxy in accordance with their best judgment.

Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 200 Wireless Boulevard, Hauppauge, New York 11788, on or before January 31, 2005. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                    By Order of the Board of Directors

                                    /s/ Beverly Eichel

                                    Beverly Eichel, Secretary

     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended January 31, 2004. Such request should be addressed to Stockholder Relations, Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

Dated:   August 8, 2004





                                   EXHIBIT "A"

                           Hirsch International Corp.
                             Audit Committee Charter

I. Purpose

The principal purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Hirsch International Corp. (the "Company") in fulfilling its responsibilities to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of the Company and its subsidiaries, the quality and integrity of the Company's consolidated financial statements, the Company's compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of the Company's external auditors and the performance of the Company's internal audit function.

In discharging its oversight role, the Committee is granted the authority to adopt policies and procedures to ensure that the accounting and reporting practices of the Company are of the highest quality and integrity, including the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

It shall also be the responsibility of the Committee to maintain free and open means of communication among the Board and the Company's external auditors, internal audit function and management. Through these lines of communication, the Committee shall monitor any issues or areas that fall within the scope of its duties, purpose or responsibilities that require special attention. The Company's external auditors are ultimately accountable to the Committee and the Board.

II. Membership

1. The Committee will have at least three members, each of whom shall be appointed by the Board. Each member of the Committee shall be financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a Company) as affirmatively determined by the Board in connection with such member's appointment to the Committee.

2. The Committee shall be composed solely of "independent" directors who have no employment or professional relationship with the Company, who are independent of the Company's management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards, as amended from time to time, of the Nasdaq Stock Market, Inc. ("NASDAQ") and all other applicable laws, rules and regulations. The definition of "independent" requires that the Board affirmatively determine that a director to be appointed to the Committee not have any material relationship with the Company or any of its subsidiaries. In addition, the independence of each member of the Committee shall be reviewed on an annual basis by the Board or more frequently as the circumstances dictate. For purposes of eligibility to serve on the Committee, a director is not independent if:

     (a) the director receives, directly or indirectly, any consulting, advisory or other compensatory fees from the Company, other than fees for serving in his or her capacity as a member of the Board and as a member of the Board's committees;

     (b) the Board determines that the director has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) or is otherwise an affiliate of the Company;

     (c)  the  director  is  a  former   employee  of  the  Company,   unless  a
          "cooling-off' period of at least five years after the termination of such employment has elapsed;

     (d) the director is, or in the past five years has been, affiliated with or employed by a present or former auditor of the Company or an affiliate thereof, unless a "cooling-off' period of at least five years after the termination of either the affiliation or employment with the auditor or the auditing relationship has elapsed;

     (e) the director is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of the board of directors of another company that employs such director; or

     (f) the director has an immediate family member in any of the categories listed in (d) or (e) above, unless a "cooling-off period of at least five years has elapsed since the termination of the applicable relationship or until after such family member is deceased or becomes incapacitated.

3. A director appointed to the Committee may not serve on more than two additional audit committees for publicly listed companies, unless the Board has made an affirmative determination that such director is able effectively to undertake the responsibilities of serving on the Company's Audit Committee in addition to his or her positions on other such audit committees.

4. The Board shall appoint one member of the Committee to save as the Chairman and shall affirmatively determine at the time of such appointment that such member possesses accounting or related financial management expertise.

III.     Responsibilities, and Duties

     A.   Financial and Related Reporting

1. The Committee shall, prior to each filing by the Company of a Quarterly Report on Form 10-Q (the "Form 10-Q") with the Securities and Exchange Commission (the "SEC"), review with the Company's management and external auditors the interim financial information to be included in the Form 10-Q and review the matters described in Statement on Auditing Standards No. 61, as it may be modified or supplemented, of the American Institute of Certified Public Accountants, Communication with Audit Committees ("SAS
     61"). In connection therewith, the Committee shall review any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on the Company's consolidated financial statements and recent or proposed requirements of the SEC, the Financial Accounting Standards Board (the "FASB") or other similar governing bodies.

2. The Committee shall, prior to each filing by the Company of an Annual Report on Form 10-K (the "Form 10-K") with the SEC, review with the Company's management and external auditors the audited financial statements to be included in the Form 10-K and in the Company's annual report to stockholders (the "Annual Report") and review and consider the matters described in SAS 61. In connection therewith, the Committee shall review significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on the Company's consolidated financial statements and recent or proposed requirements of the SEC, the FASB, other similar governing bodies or any off-balance sheet structures, if any. Following such review, the Committee shall recommend to the Board whether the audited financial statements should be included in the Annual Report or the Form 10-K.

3. The Committee shall meet with the Company's Chief Executive Officer and Chief Financial Officer, prior to their certification of each Form 10-Q or Form 10-K filed with the SEC, and review with such officers their disclosures relating to (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and identify any material weakness in internal controls (b) any fraud, whether or not material, that involves the Company's management or other employees who have a significant role relating to the Company's internal controls and
     (c) the quality of the Company's earnings.

4. In connection with its review of each Form l0-Q and Form 10-K and prior to issuance of any earnings press release by the Company, the Committee shall review with the Company's management and external auditors the consolidated statements of operations, earnings guidance and other financial information to be included in such earnings press release. Prior to issuance of any release of financial information or earnings guidance to analysts or rating agencies, the Committee shall review with the Company's management and external auditors the financial information or earnings guidance to be included in such release to be provided to analysts or rating agencies.

5. The Committee shall annually issue a written report to the Board, a copy of which shall be included or summarized in the Company's proxy statement related to the annual meeting of stockholders, stating whether the Committee has (a) reviewed and discussed the audited financial statements with the Company's management, (b) discussed with the Company's external auditors the matters required to be discussed by SAS 61, (c) received from the Company's external auditors disclosures regarding such auditors' independence required by Independence Standards Board 1 and discussed with such auditors their independence, (d) recommended to the Board that the audited financial statements of the Company be included in the Annual Report and the Form 10-K and (e) reviewed such other information as may be required, from time to time, by the rules and/or regulations of the NASDAQ, the SEC, the FASB or other similar governing bodies.

6. The Committee shall periodically discuss with the Company's external auditors such auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its consolidated financial statements. The discussion should include such issues as the clarity of the Company's financial disclosures, the degree of aggressiveness or conservatism of the Company's accounting principles and the underlying estimates and other significant decisions made by the Company's management in preparing the financial disclosures.

7. The Committee shall obtain and review, on an annual basis, a report prepared by the Company's management and/or external auditors setting forth all significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effects on the financial statements of the Company of any alternative generally accepted accounting principle ("GAAP") methods adopted by the Company, any regulatory and/or accounting initiatives and any off-balance sheet structures and all critical accounting policies and practices the Company uses or expects to use.

     B.   Controls and Compliance

8. The Committee shall periodically review with the Company's management, external auditors and internal accounting personnel (a) the adequacy and effectiveness of the Company's system of internal accounting controls, (b) any recommendations of such external and/or internal accounting personnel with respect to any material weaknesses in the Company's system of internal controls, (c) any material matters or problems with respect to accounting, records, procedures or operations of the Company which have not been resolved to the satisfaction of the external auditors and/or internal accounting personnel after having been brought to the attention of management and (d) any material matters or problems with respect to the safeguarding of the Company's assets and limitations on authority of the Company's management relating to, among other things, investments, borrowings and derivative instruments. Such review should also consider the impact of the adequacy and effectiveness of the Company' s system of internal accounting controls on the Company's financial reporting on both an annual and quarterly basis.

9. The Committee shall discuss and review policies with respect to risk assessment and risk management, including, but not limited to, (a) guidelines and policies to govern the process by which risk assessment and risk management is undertaken by the Company and its management, (b) the adequacy of the Company's insurance coverage, (c) any uninsured or commercially uninsurable risks, (d) the Company's interest rate risk management, (e) the Company's counter-party and credit risks and (f) any material environmental risks relating to the Company.

10. The Committee shall review with the Company's management and tax advisors the status of all tax returns, including open years and potential disputes. The Committee shall review with the Company's external auditors the adequacy of tax reserves included in the Company's consolidated financial statements.

11. On at least an annual basis, the Committee shall review with the Company's legal counsel, (a) any legal or regulatory matters that could have a significant impact on the Company's financial statements, (b) the Company's compliance with applicable laws and regulations and (c) inquiries received from regulators or governmental agencies.

12. The Committee shall review the status of significant litigation with the Company's legal counsel and external auditors, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.

13. The Committee shall monitor and review the Company's compliance with all applicable SEC and NASDAQ rules and regulations.

     C.   Internal Audit

14. To the extent applicable, the Committee shall review the operation of the Company's internal accounting and audit functions, its budget, organization, activities, independence and authority of its reporting obligations. The Committee shall, on a regular basis, review the compliance by the Company's internal audit and accounting functions with applicable standards, any significant findings on internal audits and management's responses thereto and any difficulties encountered during the course of the internal audit. The Committee shall also review the appointment and replacement of the Company's senior internal auditing executive if any and the coordination of such activities with the Company's external auditors.

15. The Committee shall meet regularly, but in no event less than once every six months, with the Company's internal accounting personnel in executive sessions without the Company's management present.

     D.   External Audit

16. The Committee shall hire and fire (subject if applicable, to stockholder ratification) the external auditors to be used to audit the consolidated financial statements of the Company and review with the full Board any proposed discharge of the external auditors.

17. The Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by the Company's external auditors and evaluate the effect thereof on the independence of the external auditors. The Committee shall also review and evaluate the scope of all non-auditing services to be provided by the Company' s external auditors in order to confirm that such services are permitted by the rules and/or regulations of the NASDAQ, the SEC, the FASB or other similar governing bodies. As necessary, the Committee shall consult with the Company's management regarding the engagement fees or terms of any such auditing or non-auditing services.

18. The Committee shall, at least annually, evaluate the Company's external auditors' qualifications, performance and independence and present a written report to the Board of its conclusions with respect to such evaluation. In connection with this evaluation, the external auditors shall provide a written annual report to the Committee describing: (a) such external auditors' internal quality-control procedures; (b) in general terms any material issues raised by the most recent internal quality-control review, or peer review, of such external; and (c) in order to assess such external auditors' independence, all relationships between such external auditors and the Company. The Committee shall consult with the Company's management, its external auditors and/or personnel responsible for its internal accounting function, as necessary, regarding this evaluation.

19. The Committee shall review and evaluate the qualifications, performance and independence of the lead partner of the external auditors, ensure that neither the lead partner nor the concurring partner of the external auditors serves, respectively, in that capacity for more than five years (or such other period as may be prescribed by rules and/or regulations of the NASDAQ, the SEC, the FASB or other similar governing bodies) and present its conclusions with respect to the independent auditors, including whether the audit firm itself should be changed periodically, to the Board.

20. The Committee shall meet with the Company's management and external auditors prior to commencement of the annual audit by such external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality. The Committee shall also meet with the Company's external auditors subsequent to completion of that audit for the purpose of reviewing the results.

21. The Committee shall obtain and review any written reports issued by the Company's external auditors regarding all critical accounting policies and practices the Company uses or expects to use, all alternative treatments of financial information within GAAP that have been discussed with the Company' s management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors.

22. The Committee shall meet regularly, but in no event less than once every six months, with the Company's external auditors in executive sessions without the Company's management present. Among the items to be discussed at these meetings are the auditors' evaluation of the Company's accounting personnel and the cooperation that the auditors received during the course of the audit, including any audit problems or difficulties, together with the responses of the Company' s management thereto, any restrictions on the scope of such external auditors' activities and any disagreements with the Company' s management. If applicable, such review may also include any accounting adjustments that were noted or proposed by such auditors but were passed (including similar adjustments that were passed because individually they were not material), any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, any "management" or "internal control" letter issued, or proposed to be issued, by such auditors to the Company and all other material written communications between the external auditors and the management of the Company.

     E.   Other Committee Activities

23.  The Committee shall report to the Board on a regular basis.

24. The Committee shall serve as liaison between the Company's management, external auditors and accounting personnel, on the one hand, and the Board, with respect to all matters within the scope of the Committee's duties.

25. In accordance with the applicable rules and/or regulations of the NASDAQ, the SEC, the FASB or other similar governing bodies, the Committee shall set clear policies for the Company's hiring of employees or former employees of the Company's external auditors. In addition, the Committee shall also conduct exit interviews with departing executive officers (senior vice president or above) in order to evaluate the Company's corporate accounting and reporting practices.

26. The Committee shall establish, review and update periodically an orientation and training program for new Committee members, based upon new member orientation guidelines developed by the Committee, and ensure continuing education and training for current Committee members.

27. The Committee shall conduct an annual evaluation of its own performance, including the performance of individual members, and confirm annually that all of the Committee's responsibilities set forth in this Charter have been performed.

28. The Committee shall annually review and assess this Charter. This Charter may be amended by the recommendation of the Committee and the approval of the independent members of the Board. All amendments will be reported to the Board.

29. The Committee shall annually review and assess the Company's Code of Conduct and recommend changes thereto to the Board.

IV.  Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company, employees and stockholders regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall investigate all matters brought to its attention within the scope of its duties, including the review of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities.

V. Committee Powers

In the course of fulfilling its responsibilities and duties, the Committee shall be empowered (a) to initiate, if warranted, an investigation of any special situation, (b) to retain outside legal, accounting or other advisors and consultants without seeking approval from the Board if, in the Committee's judgment, it is appropriate and (c) to delegate to one or more of its members any responsibility or duty of the Committee, which by its nature is not required to be performed by the entire Committee. The Company shall provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of compensation to any external auditors employed to audit the Company's consolidated financial statements and any legal, accounting or other advisors and consultants employed by the Committee in carrying out its duties.

VI. Meetings

The Committee shall meet at least four times annually or more frequently as the circumstances dictate. For each Committee meeting, the Committee will appoint a secretary to keep minutes of such meeting. After approval of each set of minutes by the Committee, the Committee will submit such minutes to the Board for review and will cause such minutes to be filed with the minutes of the Board.

VII. Limitations on Scope

The Committee members shall serve on the Committee subject to the understanding on their part and on the part of the Company's management and external auditors that:

1. The Committee members are not employees or officers of the Company and are not directly involved in the Company's daily operations, and they will not serve as members of the Committee on a full-time basis.

2. The Committee members expect the Company's management, external auditors and internal accounting functions to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly.

3. To the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of the Company's Amended and Restated Certificate of Incorporation which:

1. Together with the Company's By-laws, provide indemnification for their benefit, and,

2. To the fullest extent provided by law, provide that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.



                                   EXHIBIT "B"

                           HIRSCH INTERNATIONAL CORP.

                  2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


1. PURPOSE.

     This Non-Qualified Stock Option Plan, to be known as the 2004 Non-Employee Director Stock Option Plan (the "Plan"), is intended to promote the interests of Hirsch International Corp., a Delaware corporation (the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are independent directors (as such term is defined in the applicable rules of the NASDAQ Stock Exchange) of the Company (an "Independent Director") to serve as members of its Board of Directors (the "Board").

2. AVAILABLE SHARES.

     The total number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), for which options may be granted under the Plan shall not exceed 148,042 shares, subject to adjustment in accordance with Paragraph 10 of the Plan. Shares of Common
     Stock subject to the Plan are authorized but unissued shares of Common Stock or shares of Common Stock that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares of Common Stock reserved therefore shall continue to be available under the Plan.

3. ADMINISTRATION.

     The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

4. GRANTING OF OPTIONS.

     (a) On the date of adoption of the Plan by the Company's stockholders (the "Effective Date"), each Independent Director shall automatically be granted, subject to availability, without any further action by the Board, an option to purchase 10,000 shares of Common Stock (the "Initial Grant").

     (b) On the date of each annual meeting of stockholders following the Effective Date, each Independent Director shall automatically be granted, subject to availability, without any further action by the Board, an option to purchase 10,000 shares of Common Stock (the "Annual Grant"). In the event a person becomes an Independent Director after the Effective Date, such person shall automatically receive an Initial Grant on the date such person becomes an Independent Director.

     (c) Except for the specific options referred to above, no other options shall be granted under the Plan. Options granted under the Plan are not intended to be treated as incentive stock options are defined in
          Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5. EXERCISE PRICE.

     The purchase price of the Common Stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value per share of a share of Common Stock on the day the option is granted (the "Exercise Price"). The Exercise Price will be subject to adjustment in accordance with the provisions of Paragraph 10 of the Plan. For purposes of the Plan, "fair market value" shall be (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the Company's Common Stock is listed on such an exchange, or if not listed, the closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"); or (ii) if the Shares are not listed on NASDAQ, then the closing bid price for the Company's Common Stock as listed in the National Quotation Bureau's pink sheets; or (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the closing bid price as determined following a polling of all dealers making a market in the Company's Common Stock.

6. PERIOD OF OPTION.

     Unless sooner terminated in accordance with the provisions of Paragraph 8 of the Plan, an option granted hereunder shall be for a term of five (5) years.

7. VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

     (a) Vesting. Options granted under the Plan shall not be exercisable until they become vested. Options granted shall vest in the optionee and become exercisable immediately by the optionee in three annual installments of 33 ?% each on the date of grant first and second anniversary of the date of grant.

     (b) Legend on Certificates. The certificates representing such shares of Common Stock shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     (c) Non-Transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, and shall be exercisable during the optionee's lifetime only by him or her.

8. TERMINATION OF OPTION RIGHTS.

     (a) In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 180 days of the date the optionee ceased to be a member of the Board; and all such options shall terminate after such 180 days have expired.

     (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the schedules expiration date of the option.

9. EXERCISE OF OPTION.

     Subject to the terms and conditions of the Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788, Attention: Chief Financial Officer, stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full for such shares of Common Stock. Payment may be:

     (a)  in United States dollars in cash or by check; or

     (b) in whole or in part of Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of Paragraph 5; or

     (c) by a combination of cash or check and Common Stock as provided in (a) and (b) above.

     The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares of Common Stock acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares of Common Stock on the books of the Company and shall cause the fully executed certificate(s) representing such shares of Common Stock to be delivered to the optionee as soon as practicably after payment of the option price in full.

     The holder of an option shall not have any rights of a stockholder with respect to the shares of Common Stock covered by the option, except to the extent that one or more certificates for such shares of Common stock shall be delivered to him or her upon the due exercise of the option.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS.

     Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Merger; Consolidation; Liquidation; Sale of Assets. In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan.

          i. subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

          ii. the Committee may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be exercisable in full; or

          iii. all outstanding options may be cancelled by the Committee as the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

          iv. all outstanding options may be cancelled by the Committee as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

          v. the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

     (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options, provided, however, in the event the Company issues or sells any Common Stock or Common Stock Equivalents without consideration or for consideration per share less than the current fair market value per share (as defined in Paragraph 5 below) on the date of such issuance or sale, or fixes a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitled them to purchase Common Stock (or Common Stock Equivalents) at a price per share (or having an exercise or conversion price per share) less than the then current fair market value per share, the Exercise Price shall be adjusted so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior to the adjustment by a fraction, of which the numerator shall be (i) the number of shares outstanding on the record date for such sale or issuance, plus (ii) the number of additional shares which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the fair market value, and of which the denominator shall be (x) the number of shares outstanding on the record date for such issuance or sale, plus (y) the number of additional shares offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Each adjustment shall become effective retroactively immediately after the record date for the issuance. To the extent that Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares (or Common Stock Equivalents) actually delivered. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Paragraph 2 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Paragraph 10 and its determination shall be conclusive.

11. RESTRICTIONS ON ISSUANCE OF SHARES.

     Notwithstanding the provisions of Paragraphs 4 and 9 of the Plan, the Company shall not be obligated to deliver any Common Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Common stock is at the time listed on any securities exchange, unless and until the Common Stock to be delivered has been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of the Common Stock have been approved by the Company's counsel.

12. REPRESENTATION OF OPTIONEE.

     If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in Securities Act of 1933).

13. OPTION AGREEMENT.

     Each option is granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the officer executing it.

14. TERMINATION AND AMENDMENT OF PLAN.

     Options may no longer be granted under the Plan after September 8, 2014, and the Plan shall terminate on such date provided that all options previously granted shall continue to remain outstanding in accordance with their terms. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Committee may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting:

     (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section 10);

     (b) materially modify the requirements as to eligibility to participate in the Plan;

     (c) materially increase benefits accruing to option holders under the Plan; or

     (d) amend the Plan in any manner which would cause Rule 16b-3 to become inapplicable to the Plan;

     and provided further that the provisions of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including, without limitation, provisions as to eligibility, amount, price, and timing of awards) may not be amended more than once every six month, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

15. WITHHOLDING OF INCOME TAXES.

     Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

16. COMPLIANCE WITH REGULATIONS.

     It is the Company's intent that the Plan comply with all respects with Rule 16b-3 under the Securities Act of 1934 (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of the Plan is deemed not be in compliance with Rule 16b-3, the provision shall be null and void.

17. GOVERNING LAW.

     The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.